EXHIBIT 10.9

SUPPLEMENT TO EMPLOYMENT AGREEMENT

Company:	Gardenburger, Inc., an Oregon corporation

Employee:	Scott C. Wallace

Original Agreement:	The Employment Agreement dated effective January 15, 2001, between Company and Employee

Company and Employee mutually agree to supplement the Original Agreement as follows:

1.     Sale Bonus.  Employee will have the right, in his sole discretion, to waive receipt of any portion of the Sale Bonus otherwise due to Employee pursuant to Section 4.7 of the Original Agreement if and to the extent that Employee determines that reduction in the amount of the Sale Bonus would give Employee an income tax benefit.  Any reduction by Employee of the amount of Sale Bonus received as provided in this paragraph will not affect Employee’s other rights to the Sale Bonus or any other provision of the Original Agreement.

2.     Effect on Original Agreement.  Except as expressly provided in this Supplement, all the terms and conditions of the Original Agreement will remain in full force and effect.

Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Employee has set his hand, in each case as of the date last signed.

GARDENBURGER, INC.

/s/ Scott C. Wallace		By:	/s/ Lorraine Crawford
	Scott C. Wallace		Lorraine Crawford
		Title:	Vice President, Finance

Date:	April 30, 2003	Date:	April 30, 2003